Exhibit 99.3

EXHIBIT 99.3


C&N

BANCNOTES

C&N QUARTERLY REPORT :: APRIL 2022

CITIZENS&NORTHERN CORPORATION

Connect with us: | Client Care Center: 1.877.838.2517 | C&N Financial Services: 1.866.ASK.CNFS | Wealth Management: 1.800.487.8784 | cnbankpa.com

PRESIDENT&CEO

Dear Shareholder:

Welcome to the new banCNotes quarterly report to our shareholders. Our goal is to connect you more deeply to C&N by highlighting our community initiatives, employee achievements, and issues that are important to the future success of our Company. We are including quarterly financial highlights with a quick link to more in-depth information provided in our earnings release and SEC filings. We are creating more value by adding educational pieces regarding industry news and trends.

The story of C&N is a great one. One that continues to grow each day whenever we connect with our customers, communities, teammates, and shareholders to advance on our Mission of "Creating value through lifelong relationships." We trust this new format will relate the story of your company with a bit more color each quarter, creating a deeper connection and understanding for you as an owner of our outstanding community bank. Given the economic, social, and political environment that has developed in the past couple of years, we believe our mission is more important to our stakeholders today than ever.

In my experience, the adage about first impressions has generally held true. One of my first looks at the inner workings of C&N was during orientation when a member of the Retirement Services team addressed our class. He spent 2 hours teaching the basics of planning and preparing for retirement, reviewing various retirement plan options, and providing recommendations to those in the room based on their specific ages and goals. He took a complex concept, broke it down, and presented the information in a simple-to-understand way, which led to a high level of engagement from those in attendance. I was impressed by his expertise and the level of care he showed. This gentleman committed his time to making the employees aware of their retirement plan options, giving them the education to make

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IN THIS ISSUE

COMMUNITY&COMMITMENT
April is Financial Literacy Month
While providing financial education is fundamental to every community bank's mission, the C&N team takes our responsibility as a trusted financial resource...
Page 2

TRUST&PROTECT
Comfort in the US Banking System
Because money is such an important asset in people's lives, the threat of criminal attacks against banks has been around since the financial industry was established.
Page 2

DOLLARS&SENSE
First Quarter Financial Highlights
View our unaudited financial highlights from our first quarter. For additional details on our performance, visit the Investor Relations section at cnbankpa.com/bancnotes.
Page 3

INSPIRE&INNOVATE
Grand Openings & Reopenings
About five years ago, C&N implemented a three-tiered delivery model approach with the goal of laying the foundation for a sustainable, profitable future for C&N...
Page 3

C&N| 1

Community Commitment Trust Protect Comfort in the US Banking System Below is an exerpt from Trust&Protect, our 4-part guide to financial safety designed to provide you with peace of mind in times of uncertainty. To read this full article & the rest of the series, visit our C&N Library at cnbankpa.com/CNLibrary .. Cybersecurity Because money is such an important asset in people’s lives, the threat of criminal attacks against banks has been around since the financial industry was established. This constant threat has not changed despite our currency becoming more digitized through mobile and online banking platforms. As business accessibility moves toward a more virtual atmosphere, it’s important for banks to always stay a few steps ahead of cyber criminals. It is universal throughout the entire financial industry that banks devote a large amount of resources to cybersecurity. Jobs and even entire departments whose primary goal is to neutralize the threat of cyber- attacks exist throughout financial institutions. As criminals find new ways to attempt to breach a bank’s infrastructure, information security jobs become more sophisticated in their efforts. These efforts include educating themselves as well as setting up trainings and providing resources that all employees of their organization are required to complete. It is also common practice for banks to share incidents with other financial institutions to help strengthen the industry as a whole, so that all banks can prepare and minimize disruption if similar cyber-attacks take place. Banks are also subject to some of the most rigorous regulatory requirements in any industry. This means that your bank is required by law to meet a certain level of security or it could face stiff fines and penalties. For instance, the multifactor authentication to access your digital banking has been a requirement for financial institutions to force into their online platforms for several years. These regulations are all done in favor of protecting the customer’s money. Many banks, however, go well beyond the minimum regulatory requirements. Providing customers with information, training and resources on cybersecurity is still the best way to keep criminals at bay. Because education is the first and most important piece of thwarting attacks, there will be no shortage of resources from your bank on how you can help protect your information. Emergency Preparedness Most banks also have stringent internal policies regarding their preparedness for emergencies and disasters. These often involve committees who meet on a regular basis to discuss scenarios that may disrupt their organization’s functions Financial Literacy Month While providing financial education is fundamental to every community bank’s mission, the C&N team takes our responsibility as a trusted financial resource for our communities seriously – it’s how we do business. During the month of April, which is Financial Literacy Month, we extend our efforts in an attempt to reach all of our community members by way of on-site presentations and sharing relevant educational content through a multitude of platforms. April is also Teach Children to Save Month, hosted by the American Banking Association (ABA) Foundation, so we focus our efforts this month on educating children 13 and under. One of the first steps in properly managing your finances from a young age is learning how and why to save money. Throughout this month, C&N is giving away piggy banks to any children who visit a C&N office and share their savings goals with us. We kicked this off with our teammates first and a video showcasing their little ones’ savings aspirations. Spoiler alert: one is saving for a beach house, we think. This month, our teams also connect with local schools and youth groups to present the ABA’s “Teach Children to Save.” Historically, our teams reach an average of 1,200 children each year. Although this program has been presented virtually the last two years, we are excited to present it in person again, along with our saving spokesbug, Sammy Saver (pictured right). In addition to encouraging children to save and hosting presentations, we will also continue using a #FiscalFridays platform on social media to share educational tips and articles every Friday to help parents along their child’s financial education journey. (Continued on page 4) 2 |

Dollars Sense Inspire Innovate Q-1 2022 Q-4 2021 Q-3 2021 Q-2 2021 Q-1 2021 $2,360,000 $2,350,000 $2,340,000 $2,330,000 $2,320,000 $2,310,000 $0 TOTAL ASSETS (In Thousands) Q1 HIGHLIGHTS (In Thousands, Except Per Share Data) Q-1 2022 q-1 2021 $ Increase (Decrease) % Increase (Decrease) Total Assets $2,330,371 $2,333,595 ($3,224) (0.14%) Net Income - Diluted Per Share $0.44 $0.55 ($0.11) (20%) Dividend Per Share $0.28 $0.27 $0.01 3.70% Below are unaudited financial highlights. Additional details on our First Quarter financial results can be found on the Investor Relations section by scanning the QR code or visiting cnbankpa.com/bancnotes .. C&N’s 3-tier delivery model sets the foundation for a sustainable, profitable future for C&N and our stakeholders. Strategic investments in infrastructure, technology and our teammates are designed to deliver an excellent experience and create value for our customers across every delivery channel. Branches & Roots So far this year, our home office in Wellsboro has been completely remodeled and work has begun in our Troy location. Not only will these offices have a more current look and feel to them, but they’ll provide a better environment for our teams to meet clients’ evolving preferences and exceed their expectations. As customers continue to gravitate to digital, self-service channels for routine transactions, the reduction in branch traffic has lessened the need for rows of tellers. Instead, the space has been configured to be more conducive to engaging in more consultative discussions between the customer and C&N expert. In our SouthCentral region, our York office has transitioned from a Loan Production Office to a full-service branch and a new, full-service office in Lancaster is now open for business. In our SouthEast region, the wheels are in motion to relocate the Paoli offices to a more visible and accessible location in Chesterbrook. These strategic moves will position us for long-term growth and continued expansion in these important markets. The full-service Lancaster office opened in October 2021 C&N’s Chesterbrook office will replace our Paoli location this summer. C&N’s Wellsboro office remodel was completed in March of 2022. Work on C&N’s Troy office began this spring. Pictured above is the teller line transition. CZNC $ 24.38 (as of 3/31/2022) | 3

c/o American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 and how they will be able to react to the crisis. A perfect example of this took place during the COVID-19 pandemic. While the pandemic came as a surprise to the general population, most banks have had a pandemic response plan in place for years. Because of these annual preparedness plans, most financial institutions were able to swiftly put their plan into action and continue to provide their essential service without missing a beat. So, if a disaster does occur, you can rest assured that your bank is prepared to respond in kind. Because US banks are insured, prepared against cyber-attacks and practice for emergencies, uncertain times are exactly when you need your bank the most. Trust Protect Comfort in the US Banking System (continued from page 2) the best decision for themselves, and ensuring they knew he was always available for guidance whenever needed. This is C&N’s approach to each customer as we build relationships that create value over time. This focus is not specific to retirement planning but applies to every interaction. Instead of simply completing a transaction, we seek to understand the need behind it. Our teams are empowered to suggest a more convenient solution or offer a different product that will better fit the customers’ needs. Sometimes, this is how our team members discover that a client is being scammed and can take the necessary steps to prevent it, or identify a community need that C&N should support. We extend this desire to create value to each of our shareholders, as well. Whether in your personal or family life, in your professional capacity, as a business owner or leader in the community, please know that our experts are here as your financial partner to guide you through each life stage. Please enjoy this first edition of our new banCNotes report and we welcome your feedback. Thank you for your continued support. As always, we appreciate your confidence in this team and support of our Company. J. Bradley Scovill President and CEO President CEO Quarterly Shareholder Letter (continued from cover page) | 4